UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2021

AVEO Pharmaceuticals, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-34655	04-3581650
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 Winter Street
Boston, Massachusetts	02108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (857) 400-0101

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	AVEO	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On August 27, 2021, AVEO Pharmaceuticals, Inc. (the “Company”) announced that Michael Needle, M.D., Chief Medical Officer of the Company, will retire from employment with the Company effective as of November 19, 2021 (such date, the “Effective Date”). Dr. Needle will remain the Chief Medical Officer through the Effective Date. The Company has initiated a search for a chief medical officer.

(e) In connection with Dr. Needle’s retirement, on August 27, 2021, the Company entered into a Transition, Separation and Release of Claims Agreement (the “Agreement”). Pursuant to the Agreement, Dr. Needle will be entitled to receive benefits in connection with his retirement that are substantially comparable to the benefits he would have received had he been terminated without cause, due to disability or resigned for good reason, as described in his severance and change in control agreement, dated January 9, 2015, the terms of which were previously disclosed in the Company’s definitive proxy statement for the 2021 Annual Meeting of Stockholders, filed with the Securities Exchange Commission on April 28, 2021, and are incorporated by reference herein. In addition, Dr. Needle will continue to receive his base salary in effect on the Effective Date for 12 months following the Effective Date. Dr. Needle has also been given 12 months from the Effective Date to exercise any options to purchase shares of the Company’s common stock that vested prior to the Effective Date and will receive a bonus of $187,069.20, less applicable taxes and withholdings, representing 100% of the target bonus he would have been eligible to receive had he remained employed with the Company on the date that bonuses related to 2021 are paid to active and similarly situated employees. Dr. Needle agreed to execute a release of all claims in favor of the Company on the Effective Date. If, following his retirement, Dr. Needle does not execute such release of claims or revokes such release of claims, he will forfeit the right to receive all benefits in accordance with the terms of the Agreement.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Termination, Separation and Release of Claims Agreement, dated August 27, 2021, by and between AVEO Pharmaceuticals, Inc. and Michael Needle, M.D.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVEO Pharmaceuticals, Inc.

Date: August 27, 2021	By:	/s/ Michael Bailey
Michael Bailey
President and Chief Executive Officer